EXHIBIT 10.2

                                    AGREEMENT


         This Agreement (the "Agreement") is entered into effective as of January 16, 2002 ("Effective Date") by and between Options Talent Group, formerly Sector Communications, Inc., a Nevada Corporation (the "Company") and
D. Mark White (the "Consultant").

1. Consultant Services. Consultant will provide the services (the "Services") to the Company as described on Exhibit A attached hereto on a non-exclusive basis, as reasonably requested by the Company.

2. Consideration. As consideration for the Services to be provided by Consultant, the Company shall issue to Consultant 8,000,000 shares of Common Stock of the Company ("Shares"). 4,000,000 of the Shares to be issued shall be fully paid, registered and nonassessable and the remaining 4,000,000 Shares shall be restricted shares issued pursuant to SEC rule 144. The Shares shall be issued in accordance with the timetable that appears in Exhibit B attached hereto.

                 During the term of this Agreement, the Company will reimburse Consultant for all mutually agreed upon travel, lodging, meals and other out-of-pocket expenses incurred by Consultant in performing the Services provided hereunder. All potentially reimbursable expenses shall be agreed upon in writing in advance. Such expenses will be invoiced to the Company and will be paid by the Company within thirty (30) days of the Company's receipt of such invoice. If Consultant does not receive payment in full of its invoiced expenses within thirty (30) days after the invoice date, or payment in full of the Prior Expenses Reimbursement on the Effective Date, Consultant reserves the right to require the Company to pay interest on the unpaid invoice amount from the invoice date until paid in full, and interest on the Prior Expenses Reimbursement from the Effective Date until paid in full, at the rate of one percent (1 %) per month or the maximum rate permitted by law, whichever is less. Consultant's entitlement to such interest shall be in addition to any other remedies available to Consultant.

3. Term and Termination. Consultant shall serve as a consultant to the Company for a three (3) year period commencing on the Effective Date. Consultant will continue to be entitled to the reimbursement of its expenses under Section 3 above incurred prior to the expiration of this Agreement.

4. Independent Contractor. Consultant's relationship with the Company will be that of an independent contractor and not an employee. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Consultant for taxes, all of which will be Consultant's responsibility. Consultant will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.


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5. Company's  Representations,  Warranties  and  Covenants.  As of the Effective
Date, the Company hereby represents, warrants and covenants to Consultant as follows:

     (a) The Company is a duly organized corporation validly existing under the laws of the State of Nevada and has full power and authority to perform its obligations under this Agreement.

     (b) The execution and delivery of this Agreement by the Company has been duly authorized by all requisite corporate actions and proceedings, and this Agreement constitutes the legal, valid and binding obligation of the Company. Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby do or would after the giving of notice or the lapse of time or both, (i) conflict with, result in a breach of, constitute a default under, or violate the Articles of Incorporation or the Bylaws of the Company; or (ii) conflict with, result in a breach of, constitute a default under, or violate any federal, state or local law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court, except for conflicts, breaches, defaults or violations which individually or in the aggregate would not have a material adverse effect; or (iii) requires any further consent from any person or entity which has not already been received, including without limitation any shareholder, Board of Directors, or lender approvals.

     (c) The unrestricted Shares of Common Stock to be issued to Consultant shall be duly authorized and validly issued, fully paid and nonassessable, free of liens, encumbrances and restrictions on transfer, and shall be issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (d) The Company's Board of Directors has authorized the issuance of the Shares above for consideration consisting of this Agreement and the Services to be provided hereunder. The Company's Board of Directors has determined that the consideration received for the Shares consisting of this Agreement and the Services to be provided hereunder, is adequate. In rendering its Services, Consultant will be using and relying on the information supplied to it by the Company without independent verification thereof or independent appraisal of any of the Company's business. The Company hereby represents that all information made available to Consultant by the Company will be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.

6. No Guarantee. Notwithstanding anything contained in this Agreement to the contrary, neither Consultant nor any of its officers, directors, agents or employees guarantee to the Company that any introductions to investors will take place or that an investment in the Company will be consummated.


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7. The Company's  Indemnification  Obligation.  The Company  agrees that it will indemnify and hold harmless Consultant, its officers, directors, employees, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including all reasonable fees of counsel), caused by or arising out of (a) the Company's breach of any covenant or representation hereunder, or (b) Consultant acting for the Company pursuant to this Agreement, including, without limitation, (i) actions taken or admitted to be taken by the Company or any persons acting together or in concert with the Company (including any untrue statements made or admitted to be made), or (ii) actions taken or admitted to be taken by any of the indemnified persons set forth above with the consent of or in conformity with actions taken or admitted to be taken by the Company or any persons acting together or in concert with the Company; provided, however, that the Company will not be liable under this Section to the extent that any loss, claim, damages, liability or expense is found to have resulted from Consultant's gross negligence or willful misconduct.

8. Miscellaneous Amendments and Waivers. No term of this Agreement may be amended or waived except with the written consent of the parties.

     (b) Entire Agreement. This Agreement, including the Exhibits hereto, constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

     (c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by certified or registered mail, postage prepaid, return receipt requested, (iii) delivered by a nationally-recognized delivery service (such as Federal Express or UPS), or (iv) faxed, addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice. Notices shall be deemed communicated upon receipt if personally delivered, delivered by a nationally-recognized delivery service or faxed (with a written confirmation of facsimile transmission), or five (5) days after posting if sent by certified mail.

     (d)  Choice  of  Law.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflict of laws.

     (e) Attorneys' Fees. If any action at law or in equity is commenced by any party to enforce or interpret the terms of this Agreement, the party finally prevailing in such proceeding or action shall be entitled to recover from the unsuccessful party reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

     (f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.


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     (g) Counterparts.  This Agreement may be executed in counterparts,  each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         The parties  hereto have  executed  this  Agreement as of the Effective
Date.

COMPANY:                       SECTOR COMMUNICATIONS, INC.

                  By           /s/ Mark Tolner
                               ---------------------------

                  Print Name   Mark Tolner
                  Title        President

                  Address 1801 Century Park East, 23rd floor, Los Angeles, California 90067

                  Facsimile No. (310) 772 0929



CONSULTANT:

                  By           /s/ D. Mark White
                               ------------------
                  Print Name   D. Mark White
                  Title        an individual

                  Address      5525 N. McArthur Blvd., Suite 615
                               Irving, Texas 75038

                  Facsimile No. (972) 894 9063






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                                    EXHIBIT A



DESCRIPTION OF SERVICES

         Consultant shall provide assistance and guidance in the following areas:

          1.   Investor Relations Services.

          2.   Research reports.

          3.   Listing on the American Sock Exchange.

          4.   Listing on the Frankfurt Stock Exchange.

          5.   Assist in preparing future news releases.













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                                    EXHIBIT B



TIMETABLE FOR THE ISSUANCE OF THE SHARES



As soon as possible.










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